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                            Neal, Gerber & Eisenberg
                         Two N. LaSalle Street, Suite 2200
                             Chicago, Illinois 60602
                                (312) 269-8000


                                                       October 31, 1996

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C.  20549

Re:  TeleTech Holdings, Inc.
     Registration Statement on Form S-1
     FILED PURSUANT TO RULE 462(b)

Ladies and Gentlemen:

We are counsel to TeleTech Holdings, Inc., a Delaware corporation (the ""Company''), and, in such capacity, we have assisted in the preparation and filing with the Securities and Exchange Commission pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, of the Company's Registration Statement on Form S-1 (the "Registration Statement") relating to the proposed offering by certain stockholders of the Company (the "Selling Stockholders") of 400,000 shares of the common stock, $.01 par value per share (the "Common Stock"), of the Company (and, if the underwriters' over-allotment option is exercised, by the Company of up to 60,000 shares of Common Stock).

As such counsel, we have examined the Registration Statement, and such other papers, documents and certificates of public officials and certificates of the Selling Stockholders and of officers of the Company as we have deemed necessary and appropriate as the basis for the opinions hereinafter expressed. In such examinations, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as conformed or photostatic copies. As to any facts material to this opinion, we have relied upon statements and representations of (a) the Company, its officers and its other representatives, (b) the Selling Stockholders and, if applicable, their officers and other representatives, and (c) public officials.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions, and assumptions set forth herein, we are of the opinion that the shares of Common Stock covered by the Registration Statement to be sold by the Selling Stockholders (and, if the underwriters' over-allotment option is exercised, to be issued and sold by the Company), when delivered in accordance with the terms described in the Registration Statement, will be duly and validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus contained therein.


                                                         Very truly yours,

                                                 /s/ Neal, Gerber & Eisenberg


                                                      Neal, Gerber & Eisenberg